Exhibit 99.1

W. R. Berkley Corporation 475 Steamboat Road Greenwich, Connecticut 06830		NEWS RELEASE
(203) 629-3000

FOR IMMEDIATE RELEASE	CONTACT:	Karen A. Horvath Vice President - External Financial Communications (203) 629-3000
W. R. BERKLEY CORPORATION REPORTS SECOND QUARTER RESULTS
Net Income $80 Million / Operating Return on Equity 15%
     Greenwich, CT, July 23, 2008 — W. R. Berkley Corporation (NYSE: WRB) today reported operating income for the second quarter of 2008 of 77 cents per share, or $134 million, compared with 92 cents per share, or $187 million, for the corresponding quarter of 2007. Net income for the second quarter of 2008 was 46 cents per share, or $80 million, compared with 93 cents per share, or $191 million, for the second quarter of 2007. Operating income is a non-GAAP financial measure defined by the Company as net income excluding realized investment gains and losses.
Summary Financial Data
(Amounts in thousands, except per share data)

	Second Quarter		Six Months
	2008	2007	2008	2007
Gross premiums written	$1,114,810	$1,265,679	$2,399,983	$2,649,041
Net premiums written	991,549	1,136,764	2,149,114	2,391,536

Net income	80,257	190,633	268,695	379,059
Net income per diluted share	0.46	0.93	1.50	1.86

Operating income	133,677	187,216	287,003	370,846
Operating income per diluted share	0.77	0.92	1.61	1.82

W. R. Berkley Corporation	Page 2
Second quarter highlights included:
•	Operating return on equity was 15.0% on an annualized basis.

•	GAAP combined ratio was 93.2%, inclusive of abnormal weather-related losses.

•	Paid loss ratio was 52.8%.

•	The Company repurchased 7 million shares of its common stock.
     Commenting on the Company’s activities, William R. Berkley, chairman and chief executive officer, said: “The Company had acceptable second quarter results with a 15% after tax return on equity and a combined ratio of 93.2%. Continued underwriting discipline along with further price deterioration resulted in our writing less premiums. Furthermore, our underwriting margins were compressed as a consequence of the more competitive environment and the impact of storm losses which were $15 million more than the prior year period.
     “Our investment income and yield both improved from the first quarter of 2008 despite substantial share repurchases and lower returns from one of our limited partnership investments. In addition, we recognized an “other than temporary” market decline for preferred stocks of certain financial institutions resulting in a realized investment loss for the quarter.
     “ We continue to buy back stock and invest in new opportunities to better position ourselves for the inevitable turn in the insurance cycle. We would not expect this to take place for at least eighteen months. We continue to anticipate achieving returns in excess of 15% after tax, although the accelerating deterioration in margins may make 2009 more challenging than even a few months ago,” Mr. Berkley concluded.

W. R. Berkley Corporation	Page 3
Webcast Conference Call
     The Company will hold its quarterly conference call with analysts and investors to discuss its earnings and other information on Thursday, July 24, 2008 at 8:30 a.m. eastern time. The conference call will be webcast live on the Company’s website at www.wrberkley.com. A recording of the call will be available on the Company’s website approximately two hours after the end of the conference call.
About W. R. Berkley Corporation
     Founded in 1967, W. R. Berkley Corporation is an insurance holding company that is among the largest commercial lines writers in the United States and operates in five segments of the property casualty insurance business: specialty insurance, regional property casualty insurance, alternative markets, reinsurance and international.
Forward Looking Information
     This is a “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein, including statements related to our outlook for the industry and for our performance for the year 2008 and beyond, are based upon the Company’s historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. They are subject to various risks and uncertainties, including but not limited to, the cyclical nature of the property casualty industry, the long-tail and potentially volatile nature of the insurance and reinsurance business, product demand and pricing, claims development and the process of estimating reserves, the uncertain nature of damage theories and loss amounts, natural and man-made catastrophic losses, including as a result of terrorist activities, the impact of significant and increasing competition, the success of our new ventures or acquisitions and the availability of other opportunities, the availability of reinsurance, exposure as to coverage for terrorist acts, our retention under the Terrorism Risk Insurance Program Reauthorization Act of 2007 (“TRIPRA”), the ability of our reinsurers to pay reinsurance recoverables owed to us, investment risks, including those of our portfolio of fixed income securities and investments in equity securities, including investments in financial institutions, merger arbitrage investments, exchange rate and political risks relating to our international operations, legislative and regulatory developments, including those related to alleged anti-competitive or other improper business practices in the insurance or reinsurance industry, changes in the ratings assigned to us by ratings agencies, the availability of dividends from our insurance company subsidiaries, our ability to attract and retain qualified employees, and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission. These risks could cause actual results of the industry or our actual results for the year 2008 and beyond to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company. Any projections of growth in the Company’s net premiums written and management fees would not necessarily result in commensurate levels of underwriting and operating profits. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.
# # #

W. R. Berkley Corporation	Page 4
Consolidated Financial Summary
(Amounts in thousands, except per share data)

	Second Quarter		Six Months
	2008	2007	2008	2007
Revenues:
Net premiums written	$991,549	$1,136,764	$2,149,114	$2,391,536
Change in unearned premiums	83,162	34,876	49,906	(64,963)

Net premiums earned	1,074,711	1,171,640	2,199,020	2,326,573
Net investment income	153,939	168,943	298,436	334,364
Insurance service fees	24,761	25,343	51,873	51,336
Realized investment gains (losses)	(82,163)	5,280	(28,137)	12,670
Revenues from wholly-owned investees	27,131	14,684	52,019	19,488
Other income	760	693	1,132	1,173

Total revenues	1,199,139	1,386,583	2,574,343	2,745,604

Operating costs and expenses:
Losses and loss expenses	679,703	703,669	1,362,744	1,388,816
Other operating costs and expenses	376,249	376,604	756,422	757,225
Expenses from wholly-owned investees	26,343	13,187	51,278	17,797
Interest expense	21,396	22,700	44,140	43,400

Total expenses	1,103,691	1,116,160	2,214,584	2,207,238

Income before income taxes and minority interest	95,448	270,423	359,759	538,366

Income tax expense	(15,173)	(79,376)	(90,879)	(158,511)
Minority interest	(18)	(414)	(185)	(796)

Net income	$80,257	$190,633	$268,695	$379,059

Earnings per share:
Basic	$0.48	$0.98	$1.56	$1.96

Diluted	$0.46	$0.93	$1.50	$1.86

Average shares outstanding:
Basic	167,172	194,345	171,935	193,775
Diluted	173,684	203,922	178,723	203,930

W. R. Berkley Corporation	Page 5
Operating Results by Segment
(Amounts in thousands, except ratios (1))

	Second Quarter		Six Months
	2008	2007	2008	2007
Specialty:
Gross premiums written	$406,580	$480,674	$834,722	$938,526
Net premiums written	375,939	452,610	773,726	886,585
Premiums earned	409,417	442,110	838,753	885,565
Pre-tax income	108,729	136,843	221,515	264,555
Loss ratio	58.8%	55.7%	58.4%	56.9%
Expense ratio	28.3%	26.4%	27.9%	26.2%
GAAP combined ratio	87.1%	82.1%	86.3%	83.1%

Regional (2):
Gross premiums written	$361,633	$371,879	$734,628	$749,297
Net premiums written	315,288	330,057	638,864	655,430
Premiums earned	309,424	309,812	620,693	614,179
Pre-tax income	25,275	51,903	63,079	107,224
Loss ratio	67.6%	60.1%	65.6%	59.3%
Expense ratio	31.9%	31.0%	31.5%	31.0%
GAAP combined ratio	99.5%	91.1%	97.1%	90.3%

Alternative Markets:
Gross premiums written	$121,161	$123,906	$389,245	$404,334
Net premiums written	100,776	100,808	338,813	351,331
Premiums earned	155,885	159,266	311,094	321,930
Pre-tax income	52,698	63,592	113,680	131,310
Loss ratio	64.1%	57.2%	60.8%	56.7%
Expense ratio	23.3%	24.2%	23.5%	23.4%
GAAP combined ratio	87.4%	81.4%	84.3%	80.1%

Reinsurance:
Gross premiums written	$126,583	$210,053	$263,048	$415,235
Net premiums written	118,946	190,705	248,592	381,566
Premiums earned	131,767	196,986	284,201	382,264
Pre-tax income	33,644	45,892	66,933	92,299
Loss ratio	65.7%	70.2%	64.8%	67.5%
Expense ratio	34.7%	26.9%	34.7%	29.5%
GAAP combined ratio	100.4%	97.1%	99.5%	97.0%

International:
Gross premiums written	$98,853	$79,167	$178,340	$141,649
Net premiums written	80,600	62,584	149,119	116,624
Premiums earned	68,218	63,466	144,279	122,635
Pre-tax income	7,279	7,900	17,925	15,271
Loss ratio	63.5%	65.8%	63.8%	65.5%
Expense ratio	37.7%	33.3%	35.8%	32.5%
GAAP combined ratio	101.2%	99.1%	99.6%	98.0%
(Continued)

W. R. Berkley Corporation	Page 6
Operating Results by Segment (continued)
(Amounts in thousands, except ratios (1))

	Second Quarter		Six Months
	2008	2007	2008	2007
Corporate and Eliminations:
Realized investment gains (losses)	$(82,163)	$5,280	$(28,137)	$12,670
Interest expense	(21,396)	(22,700)	(44,140)	(43,400)
Other revenues and expenses (3)	(28,618)	(18,287)	(51,096)	(41,563)
Pre-tax loss	(132,177)	(35,707)	(123,373)	(72,293)

Total:
Gross premiums written	$1,114,810	$1,265,679	$2,399,983	$2,649,041
Net premiums written	991,549	1,136,764	2,149,114	2,391,536
Premiums earned	1,074,711	1,171,640	2,199,020	2,326,573
Pre-tax income	95,448	270,423	359,759	538,366
Loss ratio	63.2%	60.1%	62.0%	59.7%
Expense ratio	30.0%	27.8%	29.7%	28.0%
GAAP combined ratio	93.2%	87.9%	91.7%	87.7%

(1)	Loss ratio is losses and loss expenses incurred expressed as a percentage of premiums earned. Expense ratio is underwriting expenses expressed as a percentage of premiums earned. Underwriting expenses do not include expenses related to insurance services or unallocated corporate expenses. GAAP combined ratio is the sum of the loss ratio and the expense ratio.

(2)	For the second quarters of 2008 and 2007, weather-related losses for the regional segment were $31 million and $16 million, respectively. For the first six months of 2008 and 2007, weather-related losses for the regional segment were $45 million and $22 million, respectively.

(3)	Other revenues and expenses include corporate investment income, expenses not allocated to the business segments and revenues and expenses from investments in wholly-owned, non-insurance subsidiaries that are consolidated for financial reporting purposes.

W. R. Berkley Corporation	Page 7
Selected Balance Sheet Information
(Amounts in thousands, except per share data)

	June 30,	December 31,
	2008	2007
Net invested assets (1)	$12,726,268	$13,188,302
Total assets	16,547,507	16,832,170
Reserves for losses and loss expenses	8,910,469	8,678,034
Senior notes and other debt	1,021,668	1,121,793
Junior subordinated debentures	249,482	249,375
Stockholders’ equity (2)	3,276,738	3,569,775
Shares outstanding	163,869	180,321
Stockholders’ equity per share (3)	20.00	19.80

(1)	Net invested assets include investments, cash investments and cash equivalents, trading accounts receivable from brokers and clearing organizations, trading account securities sold but not yet purchased and unsettled purchases.

(2)	Stockholders’ equity includes after-tax unrealized loss from investments and currency translation adjustments of $13 million as of June 30, 2008 and after-tax unrealized gains from investments and currency translation adjustments of $67 million as of December 31, 2007, respectively.

(3)	During the first six months of 2008, the Company repurchased 18 million shares of its common stock for $484 million. Share repurchases in the first six months of 2008 resulted in a reduction of stockholder’s equity per share of 73 cents.

W. R. Berkley Corporation	Page 8
Supplemental Information
(Amounts in thousands)

	Second Quarter		Six Months
	2008	2007	2008	2007
Reconciliation of net operating income to net income:
Net operating income (1)	$133,677	$187,216	$287,003	$370,846
Realized investment gains (losses), net of taxes (2)	(53,420)	3,417	(18,308)	8,213

Net income	$80,257	$190,633	$268,695	$379,059

Return on equity:

Net income (3)	9.0%	22.9%	15.1%	22.7%

Net operating income (3)	15.0%	22.5%	16.1%	22.2%

Cash flow:

Cash flow from operations before cash transfers to/from trading account (4)	$141,380	$279,993	$355,327	$637,214

Trading account transfers	50,000	—	50,000	—

Cash flow from operations	$191,380	$279,993	$405,327	$637,214

	June 30, 2008
	Amortized	Market	Unrealized
	Cost	Value	Gain (Loss)
Investments in Fannie Mae and Freddie Mac securities
Preferred stock	$224,913	$216,607	$(8,306)
Issuer obligations	154,915	155,090	175
Securitized bonds	911,995	927,985	15,990

Total	$1,291,823	$1,299,682	$7,859

(1)	Net operating income is a non-GAAP financial measure defined by the Company as net income excluding realized investment gains and losses. Management believes that excluding realized investment gains and losses, which result primarily from changes in general economic conditions, provides a useful indicator of trends in the Company’s underlying operations.

(2)	Realized losses include after-tax write-downs of securities determined to have other-than-temporary declines in fair value of $54 million and $66 million for the second quarter and first six months of 2008, respectively. The write-downs in the second quarter of 2008 related to preferred stocks of financial institutions, including approximately $33 million (after-tax) of preferred stocks issued by Fannie Mae and Freddie Mac.

(3)	Return on equity represents net income and net operating income expressed on an annualized basis as a percentage of beginning of year stockholders’ equity.

(4)	Cash flow from operations before cash transfers to/from trading account is a non-GAAP financial measure that excludes cash contributions to and withdrawals from the arbitrage trading account. Management believes that cash transfers to and withdrawals from the arbitrage trading account are the result of changes in investments allocations and that excluding such transfers provides a useful measure of the Company’s cash flow.